Exhibit 77-Q1

EXHIBITS

(e) Form of Investment Management Agreement between the Registrant, on behalf of the Fund, and Pilgrim Investments, Inc. is incorporated by reference to Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A as filed on March 1, 2001.

(g) Form of Agreement and Plan of Reorganization between the Registrant, on behalf of the Fund, and ING Funds Trust, on behalf of ING Growth and Income Fund, is incorporated by reference to the Registration Statement on Form N-14 as filed on December 19, 2000.